UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015 (May 29, 2015)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4131 ParkLake Ave., Suite #225 Raleigh, NC	27612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 29, 2015, BioDelivery Sciences International, Inc. (the “Company”), together with its consolidated subsidiaries, Arius Pharmaceuticals, Inc., a Delaware corporation (“Arius”), and Arius Two, Inc., a Delaware corporation (“Arius Two”, and together with Arius, the “Subsidiaries”, and the Subsidiaries together with the Company, collectively, the “Borrowers”), entered into a $30 million secured loan facility (the “Loan Transaction” and such loan, the “Loan”) with MidCap Financial Trust, as agent and lender (“MidCap”), pursuant to the terms and conditions of that certain Amended and Restated Credit and Security Agreement, dated as of May 29, 2015 (the “Credit Agreement”), among the Borrowers and MidCap. The Credit Agreement is a restatement, amendment and modification of a prior Credit and Security Agreement, dated as of July 5, 2013 (the “Prior Agreement”) among the Borrowers, MidCap Financial SBIC, LLP, a predecessor to MidCap, and certain lenders thereto. The Credit Agreement restructures, renews, extends and modifies the obligations under the Prior Agreement and the other financing documents executed in connection with the Prior Agreement (the “Prior Loan”). The amount of principle under the Prior Loan, which was included as part of the Loan, was approximately $9.3 million. The Company received net Loan proceeds in the aggregate amount of approximately $20.1 million and will use the Loan proceeds for general corporate purposes or other activities of Borrower and its Subsidiaries permitted under the Credit Agreement.

The Loan has a term of 42 months, with interest only payments for the first 12 months. The interest rate is 8.45% plus a LIBOR floor of 0.5%, with straight line amortization, commencing on June 1, 2016, in an amount equal to $1 million per month. Upon execution of the Credit Agreement, the Company paid to MidCap a closing fee from the prior loan of approximately $445,000. Upon repayment in full of the Loan, the Company is obligated to make a final payment fee equal to 2.75% of the aggregate Loan amount. In addition, the Company may prepay all or any portion of the Loan at any time subject to a prepayment premium of: (i) 5% of the Loan amount prepaid in the first year following the execution of the Credit Agreement and (ii) 3% of the Loan amount prepaid in each year thereafter.

The obligations of the Borrowers under the Credit Agreement are secured by a first priority lien in favor of MidCap on substantially all of the Company’s and its Subsidiaries’ existing and after-acquired assets, but excluding certain intellectual property and general intangible assets of the Borrowers (but not any proceeds thereof). The obligations of the Company under the Credit Agreement are also secured by a first priority lien on the equity interests held by the Company in the Subsidiaries. The Borrowers entered into and reaffirmed, as applicable, customary pledge and intellectual property security agreements to evidence the security interest in favor of MidCap.

Under the Credit Agreement, the Borrowers are subject to affirmative covenants which are customary for financings of this type, including the obligations of the Borrowers to: (i) maintain good standing and governmental authorizations, (ii) provide certain information and notices to MidCap, (iii) deliver quarterly and annual financial statements to MidCap, (iv) maintain insurance, property and books and records (v) discharge all taxes, (vi) protect their intellectual property and (vii) generally protect the collateral granted to MidCap.

The Borrowers are also subject to negative covenants customary for financings of this type, including that they may not: (i) enter into a merger or consolidation or certain change of control events without complying with the terms of the Credit Agreement, (ii) incur liens on the collateral, (iii) incur additional indebtedness, (iv) dispose of any property, (v) amend material agreements or organizational documents, (vi) change their business, jurisdictions of organization or their organizational structures or types, (vii) declare or pay dividends (other than dividends payable solely in Common Stock), (viii) make certain investments or acquisitions without complying with the terms of the Credit Agreement, or (ix)

enter into certain transactions with affiliates, in each case subject to certain exceptions provided for in the Credit Agreement. Notwithstanding the foregoing, the Credit Agreement amends certain negative covenants contained in the Prior Agreement such that (i) licensing and acquisition are added as permitted business activities of the Company and (ii) the Company is no longer required to obtain the prior written consent of MidCap for any in-licensing, product or entity acquisitions by the Company by way of merger or consolidation, so long as no event of default has occurred and certain financial metrics are adhered to.

The Credit Agreement provides that events of default under the Loan include: (i) failure to make payment of principal or interest on the Loan when required, (ii) failure to perform obligations under the Credit Agreement and related documents, (iii) defaults in other indebtedness and breaches of material agreements of the Borrowers, (iv) if any Borrower shall generally not pay its debts as such debts become due and similar insolvency matters, (v) material adverse changes to the Borrowers (subject to a notice and cure period), (vi) if the Company ceases to be a publicly-listed and reporting company, (vii) certain adverse actions taken by governmental authorities, including the institution of criminal proceedings or a service of process seeking to levy upon any collateral under the Loan, (viii) a change in control of the Company that does not provide for the full assumption or repayment of the Loan and (ix) certain other events, including certain adverse actions taken by the Food and Drug Administration or other governmental authorities. Upon an event of default, the Company’s and its Subsidiaries’ obligations under the Credit Agreement may, or in the event of insolvency or bankruptcy will automatically, be accelerated. Upon the occurrence of any event of default, the Company’s and its Subsidiaries’ obligations under the Credit Agreement will bear interest at a rate equal to the lesser of: (i) 4% above the rate of interest applicable to such obligations immediately prior to the occurrence of the event of default and (ii) the maximum rate allowable under law.

The Credit Agreement is attached to this Current Report as Exhibit 10.1. All descriptions of the Credit Agreement are qualified in their entirety to the text of Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure

In connection with the Credit Agreement described in Item 1.01 of this Current Report, the Company issued a press release on June 1, 2015. This press release is attached to this Current Report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit	Description

10.1*	Amended and Restated Credit and Security Agreement, dated May 29, 2015, by and among the Company, Arius, Arius Two and MidCap Financial Trust, as agent and lender.

99.1	Press release regarding Company’s Loan with MidCap, dated June 1, 2015.

*	Confidential treatment is requested for certain portions of this exhibit pursuant to 17 C.F.R. Sections 200.8(b)(4) and 240.24b-2.

Cautionary Note on Forward-Looking Statements

This Current Report and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the Company’s use of the loan proceeds described herein and results of the commercial launch of BUNAVAIL and the Company’s clinical trials for, and FDA review of, the Company’s products in development) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 4, 2015	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Ernest R. De Paolantonio
		Name:	Ernest R. De Paolantonio
		Title:	Secretary, Treasurer and CFO